Exhibit 99.1
PROPERTIES OWNED BY SUMMIT HOTEL PROPERTIES, LLC AS OF DECEMBER 31, 2006

				For the Year Ended December 31, 2006
		Number of	Acquisition/	Occupancy
Property Name	Franchise	Guest Rooms	Opening Date	Rate	ADR	RevPAR
Baton Rouge, LA	Fairfield Inn by Marriott	79	2/13/2004	83.89%	91.63	76.87
Bellevue, WA	Fairfield Inn by Marriott	144	7/30/1997	69.86%	134.49	93.95
Boise, ID	Fairfield Inn by Marriott	63	4/7/1995	75.84%	82.00	62.19
Coeur D’Alene, ID	Fairfield Inn by Marriott	69	7/31/1993	64.09%	81.58	52.28
Denver, CO	Fairfield Inn by Marriott	161	6/19/1997	74.99%	94.16	70.61
Emporia, KS	Fairfield Inn by Marriott	57	12/12/1994	62.60%	69.86	43.73
Fenton, MO	Fairfield Inn by Marriott	106	1/20/2005	59.82%	69.48	41.56
Germantown, TN	Fairfield Inn by Marriott	80	6/16/2005	69.67%	80.67	56.20
Kennewick, WA	Fairfield Inn by Marriott	63	2/10/1995	69.40%	66.26	45.98
Lakewood, CO	Fairfield Inn by Marriott	63	4/14/1995	61.70%	80.61	49.74
Lewisville, TX	Fairfield Inn by Marriott	71	12/7/2000	68.20%	83.81	57.16
Salina, KS	Fairfield Inn by Marriott	63	6/1/1994	66.40%	65.38	43.41
Spokane, WA	Fairfield Inn by Marriott	86	5/1/1995	72.28%	84.67	61.20
Boise, ID	Hampton Inn	64	5/1/1995	79.58%	90.83	72.28
Denver, CO	Hampton Inn	149	7/24/2003	52.16%	100.01	52.17
El Paso, TX	Hampton Inn & Suites	139	8/1/2005	85.77%	97.55	83.67
Ft. Collins, CO	Hampton Inn	75	11/1/1996	73.69%	89.80	66.17
Ft. Smith, AR	Hampton Inn	178	10/4/2005	68.88%	96.04	66.15
Ft. Wayne, IN(1)	Hampton Inn	119	2/1/2006	65.43%	81.97	53.63
Jackson, MS	Hampton Inn	111	2/24/2005	74.53%	93.15	69.42
Medford, OR	Hampton Inn	75	6/25/2001	79.76%	94.93	75.72
Provo, UT	Hampton Inn	87	1/24/1996	75.74%	73.79	55.89
Pueblo, CO	Hampton Inn	111	7/24/2003	68.17%	64.38	43.89
Twin Falls, ID	Hampton Inn	75	4/28/2004	70.93%	93.84	66.56
Ellensburg, WA	Comfort Inn	52	8/30/1996	76.95%	80.03	61.58
Fort Smith, AR	Comfort Inn	89	4/3/1995	75.43%	70.75	53.37
Kennewick, WA	Comfort Inn	56	6/25/1994	57.69%	67.17	38.75
Lewiston, ID	Comfort Inn	52	1/24/1996	73.74%	65.74	48.48
Missoula, MT	Comfort Inn	52	1/12/1996	71.35%	80.84	57.68
Salina, KS	Comfort Inn	60	3/27/1992	73.35%	66.46	48.75
Twin Falls, ID	Comfort Inn	52	10/24/1992	82.08%	85.67	70.32
Charleston, WV	Comfort Suites	67	4/20/2001	77.91%	73.09	56.94
Fort Worth, TX	Comfort Suites	70	6/19/1999	56.13%	85.39	47.93
Lakewood, CO	Comfort Suites	62	4/29/1995	60.44%	77.34	46.74
Sandy, UT	Comfort Suites	88	3/26/1998	70.21%	74.08	52.01
St. Joseph, MO	Comfort Suites	65	8/10/1998	70.67%	64.34	45.47
Germantown, TN	Courtyard by Marriott	93	2/24/2005	76.01%	100.22	76.18
Jackson, MS	Courtyard by Marriott	117	2/24/2005	75.33%	102.31	77.07
Memphis, TN	Courtyard by Marriott	96	6/30/2005	64.29%	94.88	61.00
Missoula, MT	Courtyard by Marriott	92	12/16/2005	57.20%	94.75	54.20
Scottsdale, AZ	Courtyard by Marriott	153	8/1/2003	71.89%	141.53	101.75
Baton Rouge, LA	SpringHill Suites by Marriott	78	2/13/2004	87.64%	97.94	85.83
Lithia Springs, GA	SpringHill Suites by Marriott	78	2/13/2004	69.33%	88.54	61.38
Little Rock, AR	SpringHill Suites by Marriott	78	2/13/2004	66.09%	86.96	57.47
Nashville, TN	SpringHill Suites by Marriott	78	2/13/2004	74.28%	87.10	64.70
Scottsdale, AZ	SpringHill Suites by Marriott	123	8/1/2003	67.44%	123.85	83.52
Boise, ID	Holiday Inn Express	63	6/21/2005	71.06%	85.36	60.66

				For the Year Ended December 31, 2006
		Number of	Acquisition/	Occupancy
Property Name	Franchise	Guest Rooms	Opening Date	Rate	ADR	RevPAR
Detroit, MI	Holiday Inn Express & Suites	241	8/22/2002	51.04%	99.68	50.88
Emporia, KS	Holiday Inn Express	58	8/30/2000	69.12%	76.58	52.93
Twin Falls, ID	Holiday Inn Express	59	5/28/1999	74.56%	90.18	67.24
Baton Rouge, LA	TownePlace Suites by Marriott	90	2/13/2004	83.42%	90.11	75.17
Fenton, MO	TownePlace Suites by Marriott	95	6/16/2005	64.37%	67.73	43.60
Ft. Wayne, IN (1)	Residence Inn by Marriott	109	2/1/2006	76.25%	89.92	68.56
Germantown, TN	Residence Inn by Marriott	78	6/16/2005	76.37%	99.09	75.68
Charleston, WV	Country Inn & Suites	64	7/23/2001	80.49%	77.93	62.73
Vernon Hills, IL	Hawthorn Suites, LTD	119	12/30/1999	66.88%	78.04	52.19
Overland Park, KS	Homewood Suites by Hilton	92	6/23/1996	71.19%	93.86	66.82
Lincoln, NE	Quality Suites	83	2/16/1998	55.29%	64.07	35.42
Atlanta, GA (1)	AmeriSuites	152	4/12/2006	70.83%	72.37	51.26
Ft. Smith, AR	Aspen Hotel	57	6/24/2003	66.63%	80.25	53.47

		5,399

(1)	Properties acquired or opened during 2006. Operating data is for the period the hotel was owned by the Company.